Exhibit 5.2
[TOLL BROTHERS LETTERHEAD]
June 10, 2025
Toll Brothers, Inc.
1140 Virginia Drive
Fort Washington, PA 19034
Ladies and Gentlemen:
I am Senior Vice President, Chief Compliance Officer and General Counsel of Toll Brothers, Inc., a Delaware corporation (“TBI”). TBI, Toll Brothers Finance Corp., a Delaware corporation and a wholly-owned subsidiary of TBI (the “Issuer”), and certain other subsidiaries of TBI (the “Subsidiary Registrants”) have filed a Registration Statement on Form S-3 (File No. 333-277928) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Issuer is issuing $500 million in aggregate principal of 5.600% Senior Notes due 2035 (the “Senior Notes”). The Senior Notes are unconditionally guaranteed (each a “Senior Note Guarantee” and, collectively, the “Senior Notes Guarantees”) on a senior basis by TBI and the Subsidiary Registrants (together, in such capacity, the “Senior Notes Guarantors”), pursuant to the Underwriting Agreement dated June 5, 2025, among TBI, the Issuer and the underwriters named therein (the “Underwriting Agreement”).
I have examined the Registration Statement as it became effective under the Securities Act; TBI’s and the Issuer’s prospectus dated March 14, 2024 (the “Base Prospectus”), as supplemented by the prospectus supplement relating to the offering of the Senior Notes dated June 5, 2025 (together with the Base Prospectus, the “Senior Notes Prospectus”), filed by TBI and the Issuer pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the indenture dated as of February 7, 2012 (the “Base Indenture”) among the Issuer, the Senior Notes Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Authorizing Resolution with respect to the Senior Notes dated as of June 10, 2025 (the “Authorizing Resolution” and, together with the Base Indenture, the “Indenture”); a duplicate of the global note representing the Senior Notes (including the guarantee attached thereto); and the Underwriting Agreement.
In rendering the opinions contained herein, I have relied upon my examination or the examination by members of our legal staff or outside counsel (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of the subsidiaries named in Schedule I hereto (the “Schedule I Subsidiaries”), resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Schedule I Subsidiaries and, to the extent obtained, from various state authorities, status telecopies provided by Computershare Entity Solutions, and such other documents and records relating to the Schedule I Subsidiaries as we have deemed appropriate. I, or a member of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments of all the registrants and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of TBI, the Issuer and the Schedule I Subsidiaries.
In rendering the opinions set forth below, I have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Senior Notes Guarantees have been duly authorized, executed and delivered by each of the Schedule I Subsidiaries.
This opinion letter is given as of the date hereof and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.
I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Current Report on Form 8-K of TBI filed with the Commission in connection with the registration of the Senior Notes.
[Remainder of this page intentionally left blank]

Very truly yours,

/s/ Timothy J. Hoban
Timothy J. Hoban
Senior Vice President, Chief Compliance Officer and General Counsel
[Signature Page to Exhibit 5 Opinion (General Counsel)]

Schedule I

Dominion III Corp.	Upper K Investors, Inc.

ESE Consultants, Inc.	Ashford Land Company, L.P.

First Brandywine Investment Corp. IV	Audubon Ridge, L.P.

First Huntingdon Finance Corp.	Belmont Land, L.P.

HQZ Acquisitions, Inc.	Binks Estates Limited Partnership

PRD Investors, Inc.	Broad Run Associates, L.P.

Shapell Homes, Inc.	Byers Commercial LP

Shapell Industries, Inc.	CC Estates Limited Partnership

TB Proprietary Corp.	Coleman-Toll Limited Partnership

The Silverman Building Companies, Inc.	Dominion Country Club, L.P.

Toll Architecture I, P.A.	Estates at Princeton Junction, L.P.

Toll Architecture, Inc.	Fairfax Investment, L.P.

Toll Bros. of Arizona, Inc.	First Brandywine Partners, L.P.

Toll Bros. of North Carolina, Inc.	Hoboken Land LP

Toll Bros. of North Carolina II, Inc.	Hockessin Chase, L.P.

Toll Bros., Inc.	Laurel Creek, L.P.

Toll Brothers AZ Construction Company	Loudoun Valley Associates, L.P.

Toll Brothers Canada USA, Inc.	NC Country Club Estates Limited

Toll Brothers, Inc.	Partnership

Toll Brothers Real Estate, Inc.	Porter Ranch Development Co.

Toll CA Holdings, Inc.	Sorrento at Dublin Ranch I LP

Toll Golden Corp.	Sorrento at Dublin Ranch III LP

Toll Corp.	South Riding, L.P.

Toll Holdings, Inc.	Southport Landing Limited Partnership

Toll MI VII Corp.	Stone Mill Estates, L.P.

Toll Mid-Atlantic V Corp.	Swedesford Chase, L.P.

Toll Mid-Atlantic LP Company, Inc.	TBI/Palm Beach Limited Partnership

Toll NJX-I Corp.	The Bird Estate Limited Partnership

Toll Northeast Building Inc.	Toll at Brier Creek Limited Partnership

Toll Northeast V Corp.	Toll at Westlake, L.P.

Toll Northeast LP Company, Inc.	Toll at Whippoorwill, L.P.

Toll Northeast Services, Inc.	Toll Brooklyn L.P.

Toll NV GP Corp.	Toll Brothers AZ Limited Partnership

Toll Realty Holdings Corp. I	Toll CA, L.P.

Toll Realty Holdings Corp. II	Toll CA II, L.P.

Toll Southeast LP Company, Inc.	Toll CA III, L.P.

Toll Southeast Inc.	Toll CA IV, L.P.

Toll SW Holding I Corp.	Toll CA V, L.P.

Toll VA GP Corp.	Toll CA VI, L.P.

Toll West Inc.	Toll CA VII, L.P.

Toll WV GP Corp.	Toll CA VIII, L.P.

Toll CA IX, L.P.	Toll Land XVI Limited Partnership

Toll CA X, L.P.	Toll Land XVIII Limited Partnership

Toll CA XI, L.P.	Toll Land XIX Limited Partnership

Toll CA XII, L.P.	Toll Land XX Limited Partnership

Toll CA XIX, L.P.	Toll Land XXII Limited Partnership

Toll CA XX, L.P.	Toll Land XXIII Limited Partnership

Toll CO, L.P.	Toll Land XXV Limited Partnership

Toll CO II, L.P.	Toll MA Land Limited Partnership

Toll CO III, L.P.	Toll MA Land III Limited Partnership

Toll CT Limited Partnership	Toll MD AF Limited Partnership

Toll CT II Limited Partnership	Toll MD Limited Partnership

Toll CT III Limited Partnership	Toll MD II Limited Partnership

Toll CT IV Limited Partnership	Toll MD III Limited Partnership

Toll DE LP	Toll MD IV Limited Partnership

Toll DE II LP	Toll MD V Limited Partnership

Toll Estero Limited Partnership	Toll MD VI Limited Partnership

Toll FL Limited Partnership	Toll MD VII Limited Partnership

Toll FL II Limited Partnership	Toll MD VIII Limited Partnership

Toll FL III Limited Partnership	Toll MD X Limited Partnership

Toll FL IV Limited Partnership	Toll MD XI Limited Partnership

Toll FL V Limited Partnership	Toll MI Limited Partnership

Toll FL VI Limited Partnership	Toll MI II Limited Partnership

Toll FL VII Limited Partnership	Toll MI III Limited Partnership

Toll FL VIII Limited Partnership	Toll MI IV Limited Partnership

Toll FL X Limited Partnership	Toll MI V Limited Partnership

Toll FL XII Limited Partnership	Toll MI VI Limited Partnership

Toll FL XIII Limited Partnership	Toll MN, L.P.

Toll GA LP	Toll MN II, L.P.

Toll Grove LP	Toll Naval Associates

Toll Hudson LP	Toll NC, L.P.

Toll IL HWCC, L.P.	Toll NC II LP

Toll IL, L.P.	Toll NC III LP

Toll IL II, L.P.	Toll NJ, L.P.

Toll IL III, L.P.	Toll NJ II, L.P.

Toll IL IV, L.P.	Toll NJ III, L.P.

Toll IL WSB, L.P.	Toll NJ IV, L.P.

Toll Jacksonville Limited Partnership	Toll NJ VI, L.P.

Toll Land IV Limited Partnership	Toll NJ VII, L.P.

Toll Land V Limited Partnership	Toll NJ VIII, L.P.

Toll Land VI Limited Partnership	Toll NJ XI, L.P.

Toll Land X Limited Partnership	Toll NJ XII LP

Toll Land XI Limited Partnership	Toll NV Limited Partnership

Toll Land XV Limited Partnership	Toll NY L.P.

Toll NY III L.P.	126-142 Morgan Street Urban Renewal

Toll NY IV L.P.	LLC

Toll NY V L.P.	1400 Hudson LLC

Toll Orlando Limited Partnership	1451 Hudson LLC

Toll PA Development LP	1450 Washington LLC

Toll PA Management LP	1500 Garden St. LLC

Toll PA, L.P.	352 Marin LLC

Toll PA II, L.P.	700 Grove Street Urban Renewal LLC

Toll PA III, L.P.	Arbor Hills Development LLC

Toll PA IV, L.P.	Arbors Porter Ranch, LLC

Toll PA VI, L.P.	Belmont Country Club I LLC

Toll PA VIII, L.P.	Belmont Country Club II LLC

Toll PA IX, L.P.	Block 255 LLC

Toll PA X, L.P.	Block 268 LLC

Toll PA XI, L.P.	Brier Creek Country Club I LLC

Toll PA XII, L.P.	Brier Creek Country Club II LLC

Toll PA XIII, L.P.	Byers Commercial LLC

Toll PA XIV, L.P.	Component Systems I LLC

Toll PA XV, L.P.	Component Systems II LLC

Toll PA XVI, L.P.	CWG Construction Company LLC

Toll PA XVII, L.P.	Dominion Valley Country Club I LLC

Toll PA XVIII, L.P.	Dominion Valley Country Club II LLC

Toll PA XIX, L.P.	Enclave at Long Valley I LLC

Toll Realty Holdings LP	Enclave at Long Valley II LLC

Toll RI, L.P.	Frenchman’s Reserve Realty, LLC

Toll RI II, L.P.	Goshen Road Land Company LLC

Toll SC, L.P.	Hatboro Road Associates LLC

Toll SC II, L.P.	Hoboken Cove LLC

Toll SC III, L.P.	Hoboken Land I LLC

Toll SC IV, L.P.	Jacksonville TBI Realty LLC

Toll Stonebrae LP	Liseter Land Company LLC

Toll VA, L.P.	Liseter, LLC

Toll VA II, L.P.	LL Parcel E, LLC

Toll VA III, L.P.	Long Meadows TBI, LLC

Toll VA IV, L.P.	Mizner Realty, L.L.C.

Toll VA V, L.P.	Morgan Street JV LLC

Toll VA VI, L.P.	Naples TBI Realty, LLC

Toll VA VII, L.P.	Orlando TBI Realty LLC

Toll VA VIII, L.P.	Placentia Development Company, LLC

Toll WV LP	Plum Canyon Master LLC

Toll YL II, L.P.	PRD Investors, LLC

Toll-Dublin, L.P.	PT Maxwell Holdings, LLC

89 Park Avenue LLC	PT Maxwell, L.L.C.

Rancho Costera LLC	Toll IN LLC

Regency at Denville, LLC	Toll Jupiter LLC

Regency at Dominion Valley LLC	Toll Land VII LLC

Regency at Washington I LLC	Toll Lexington LLC

Regency at Washington II LLC	Toll MA Development LLC

Shapell Hold Properties No. 1, LLC	Toll MA Holdings LLC

Shapell Land Company, LLC	Toll MA Land II GP LLC

SRLP II LLC	Toll MA Management LLC

Tampa TBI Realty LLC	Toll Manorhaven LLC

TB Kent Partners LLC	Toll MA I LLC

TB Realty Idaho LLC	Toll MA II LLC

TB Realty Las Vegas LLC	Toll MA III LLC

TB Realty North Carolina LLC	Toll MA IV LLC

TB Realty Reno LLC	Toll Matawan LLC

TB Realty Utah LLC	Toll MD I, L.L.C.

The Regency Golf Club I LLC	Toll MD II LLC

The Regency Golf Club II LLC	Toll MD III LLC

Toll Aster CA LLC	Toll MD IV LLC

Toll Austin TX LLC	Toll Mid-Atlantic II LLC

Toll Austin TX II LLC	Toll Midwest LLC

Toll Austin TX III LLC	Toll Moonlite LLC

Toll BBC LLC	Toll Morgan Street LLC

Toll BBC II LLC	Toll NC I LLC

Toll CA I LLC	Toll NC IV LLC

Toll CA III LLC	Toll NC Note LLC

Toll CA Note II LLC	Toll NC Note II LLC

Toll CO I LLC	Toll NJ I, L.L.C.

Toll Corners LLC	Toll NJ II, L.L.C.

Toll Dallas TX LLC	Toll NJ III, LLC

Toll EB, LLC	Toll NJ IV LLC

Toll Equipment, L.L.C.	Toll Northeast II LLC

Toll Etiwanda LLC	Toll Northeast VIII LLC

Toll FL I, LLC	Toll NY II LLC

Toll FL IV LLC	Toll North LV LLC

Toll FL V LLC	Toll North Reno LLC

Toll Glastonbury LLC	Toll NV GP I LLC

Toll Hamilton LLC	Toll NV Holdings LLC

Toll Henderson LLC	Toll PA Twin Lakes LLC

Toll Hilardes LLC	Toll Prasada LLC

Toll Hoboken LLC	Toll San Antonio TX LLC

Toll Houston Land LLC	Toll South LV LLC

Toll Houston TX LLC	Toll South Reno LLC

Toll ID I LLC	Toll Southeast II LLC

Toll Southwest LLC

Toll Southwest II LLC

Toll Sparks LLC

Toll SW Holding LLC

Toll TX Note LLC

Toll VA III, L.L.C.

Toll Van Wyck, LLC

Toll Vanderbilt II LLC

Toll-Dublin, LLC

Toll West Coast LLC

Toll West Coast II LLC

Upper K Investors, LLC

Upper K-Shapell, LLC

Vanderbilt Capital, LLC